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                                                                   EXHIBIT 10.26

                     EMPLOYEE RETENTION INCENTIVE AGREEMENT

        THIS EMPLOYEE RETENTION INCENTIVE AGREEMENT (hereinafter referred to as "Agreement") is made and entered into by and between Alberto Santa Ines (hereinafter referred to as "Employee") and Abaxis, Inc. (hereinafter referred to as "Company") on April 13, 2001.

        WHEREAS, Employee was hired by Company in February 2000, as Director of Finance;

        WHEREAS, Company desires to retain the services of Employee and Employee desires to continue to provide such services for at least three (3) years;

        NOW THEREFORE, in consideration of the promises herein contained, Company agrees to provide employee with an Employee Retention Incentive.

        A. IN ADDITION to Employee's "Regular Compensation" as defined in [C] below, Company shall pay Employee an "Employee Retention Incentive" as defined in [D] below, if ANY of the two (2) conditions below occur:

           a) Company terminates the services of Employee for any reason except for criminal misconduct committed by Employee against Company or Abandonment of the Responsibilities of the Job at anytime within three (3) years from the signing of this Agreement, OR

           b) Employee provides services to Company for a period of three (3) years from the signing of this Agreement.

        B. Employee shall not be entitled to Employee Retention Incentive if Employee voluntarily terminates Employee's services from Company within three (3) years from the signing for this Agreement.

        C. "Regular Compensation" shall include salaries, benefits, bonuses, stock option plans and other incentives that Employee will earn and/or be entitled to even without this Agreement.

        D. "Employee Retention Incentive" shall include salaries, benefits, bonuses, stock option plans and other incentives that Employee will earn and/or be entitled to for nine (9) consecutive months from the signing of this Agreement.

        E. Employee Retention Incentive shall be paid by Company to Employee in one (1) lump sum payment within five (5) business days of the occurrence of any of the two (2) conditions described in [A] above.


/s/ CLINT SEVERSON                          /s/ ALBERTO SANTA INES
-------------------------------------       ------------------------------------
Clint Severson, Chairman of the Board       Alberto Santa Ines ("Employee")
and CEO, representing "Company"

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                          AMENDMENT NUMBER ONE OF THE
                     EMPLOYEE RETENTION INCENTIVE AGREEMENT
                  BETWEEN ABAXIS, INC. AND ALBERTO SANTA INES


     Reference is made to the document entitled "EMPLOYEE RETENTION INCENTIVE AGREEMENT" by and between Alberto Santa Ines and Abaxis, Inc. dated April 13, 2001.

     Effective May 1, 2002, Section 4 of the original agreement is amended to read as follows:

     4. "Employee Retention Incentive" shall include:

        a) salaries, benefits, bonuses, stock option plans and other incentives that Employee will earn and/or be entitled to for nine (9) months from the signing of this Agreement, if the company terminates the services of Employee at anytime within three (3) years from the signing of this Agreement, OR

        b) salaries and benefits that Employee will earn and/or be entitled to for nine (9) months from the signing of this Agreement, if the Employee provides services to Company for a period of three (3) years from the signing of this Agreement.

     All other terms and conditions remain in effect.


/s/ CLINT SEVERSON                               /s/ ALBERTO SANTA INES   5/9/02
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Clint Severson, Chairman & CEO (Abaxis, Inc.)    Alberto Santa Ines (Employee)